UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

EZRAIDER CO.

(Exact Name of Registrant as Specified in Charter)

Florida	333-180251	45-4390042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 Central Ave S, Unit D Kent, WA	98032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 724-3378

500 W. 5th Street, Suite 800, PMB #58 Winston Salem, NC 27101 (401) 499-8911
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K

EZRAIDER CO.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Current Report”), contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Current Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income, earnings per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and (iv) the assumptions underlying or relating thereto.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Current Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read this Current Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

EXPLANATORY NOTE

We were incorporated as E-Waste Corp. in the State of Florida on January 26, 2012, to develop an e-waste recycling business. We were not able to raise sufficient capital to execute our original business plan and we ceased that line of business.

On September 3, 2021, we changed our name to EZRaider Co., which became effective upon the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the State of Florida (the “Name Change”).

On September 14, 2021, our wholly owned subsidiary, E-Waste Acquisition Corp., a Delaware corporation (“Acquisition Sub”), merged (the “Merger”) with and into EZRaider Global, Inc., a private Nevada corporation (“EZ Global”). EZ Global was the surviving corporation in the Merger and became our wholly owned subsidiary. All of the outstanding shares of capital stock of EZ Global, were exchanged for shares of our common stock, $0.0001 par value per share (“Common Stock”), as described in more detail below.

As a result of the Merger, we discontinued our prior activities, which consisted primarily of seeking a business for a merger or acquisition, and acquired the business of EZ Global, and will continue the existing business operations of EZ Global, and its wholly-owned subsidiary, EZ Raider, LLC, a Washington limited liability company (“EZ Raider, LLC”), as a publicly-traded company under the name “EZRaider Co.”

Also on September 14, 2021, we closed a private placement offering (the “Offering”) of 1,320,000 shares of our Common Stock, at a purchase price of $1.00 per share, for gross proceeds of $1,320,000. Additional information concerning the Offering is presented below under Item 2.01, “Merger and Related Transactions-the Offering” and “Description of Securities,” and Item 3.02, “Unregistered Sales of Equity Securities.”

In accordance with “reverse merger” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of EZRaider Global, Inc. prior to the Merger in all future filings with the SEC.

As used in this Current Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us,” and “our” refer to EZRaider Co., incorporated in Florida, after giving effect to the Merger, and the terms “EZ Global” refer to our new wholly-owned subsidiary, EZRaider Global, Inc., incorporated in Nevada.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

ITEM 1.01	Entry Into a Material Definitive Agreement.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

ITEM 3.02	Unregistered Sales of Equity Securities.

ITEM 3.03	Material Modification to Rights of Security Holders.

ITEM 5.01	Changes in Control of Registrant.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

ITEM 5.06	Change in Shell Company Status.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

ITEM 9.01	Financial Statements and Exhibits.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). As a result of the Merger, we have ceased to be a shell company. The information contained in this Current Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended February 28, 2021, and our subsequent Quarterly Report on Form 10-Q for the quarter ended May 31, 2021, and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure set forth below under Item 2.01 (Completion of Acquisition of Disposition of Assets) is incorporated by reference into this Item 1.01.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

THE MERGER AND RELATED TRANSACTIONS

The Merger

On September 14, 2021 (the “Closing Date”), the Company, Acquisition Sub and EZ Global entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), which closed on the same date.  Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into EZ Global, which was the surviving corporation and thus became our wholly-owned subsidiary.

Pursuant to the Merger, we acquired the business of EZ Global. EZ Global operates through its wholly-owned subsidiary, EZ Raider LLC, which currently imports electric-powered tactical manned vehicles, known “EZ Raider vehicles,” from D.S Raider Ltd, a company organized under the laws of Israel (“D.S Raider”). Pursuant to the Distribution Agreement, dated September 12, 2019, by and between D.S. Raider and EZ Raider, LLC, as extended on September 2, 2021 (the “Distribution Agreement”), which is described in more detail below, EZ Global has the exclusive rights to sell and distribute EZ Raider vehicles in the United States.

At the closing of the Merger 10,687,430 shares of common stock of EZ Global, issued and outstanding immediately prior to the closing of the Merger, were exchanged for 28,550,000 shares of our Common Stock, and issued to the shareholders of EZ Global, on a pro rata basis.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. EZ Global will be considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of EZ Global in all future filings with the SEC.

The Merger is intended to be treated as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to shareholders of EZ Global in connection with the Merger was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below.

The form of the Merger Agreement is filed as an exhibit to this Current Report. All descriptions of the Merger Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Share Cancellation

In connection with the Merger, immediately prior to the closing of the Merger, our majority shareholder, Global Equity Limited, cancelled 1,300,000 shares of the Company’s Common Stock that it held, and it was returned to the authorized but unissued shares of Common Stock of the Company (the “Share Cancellation”).

Cancellation of Secured Note

Upon the closing of the Merger, and by the virtue of the Merger, the total outstanding amount due to the Company by EZ Global and EZ Raider, LLC under a 5% Promissory Note issued by the Company, dated July 19, 2021 (the “Secured Note”), including the outstanding principal amount of $2,000,000 and accrued but unpaid interest due thereon, was deemed to be forgiven and the Secured Note was cancelled. In connection with the cancellation of the Secured Note upon the closing of the Merger, the first priority security interest of the Company in certain shares of stock of EZ Global pledged by Moshe Azarzar to secure repayment of the Secured Note (the “Pledged Collateral”), was released.

The Offering

Concurrently with the closing of the Merger, and in contemplation of the Merger, we consummated the Offering, in which we sold 1,320,000 shares of our Common Stock at a purchase price of $1.00 per share (the “Offering Price”), for aggregate gross proceeds to the Company of $1,320,000.

The net proceeds from the Offering, in the amount of $1,310,000, were paid directly to D.S Raider as an advance in connection with the contemplated acquisition of D.S Raider by EZ Global, pursuant to a Share Purchase Agreement, dated as of February 10, 2021, by and between D.S Raider and EZ Global (the “Share Purchase Agreement”), as amended, as described in detail below.

The issuance of the shares in the Offering was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Regulation D promulgated by the SEC thereunder. The Common Stock in the Offering was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “best efforts” basis. A closing of the Offering in the minimum amount of $1,300,000 was a condition to the closing of the Merger.

Changes to the Board of Directors and Executive Officers

Our Board of Directors (the “Board”) is authorized to consist of five members, and currently consists of, three members. On the Closing Date of the Merger, we appointed two new members to our Board, Moshe Azarzar and Yoav Tilan. Elliot Mermel, who prior to the Merger served as the sole director of the Company, continued to serve as a director of the Company following the closing of the Merger. Also, on the Closing Date, Mr. Mermel, who was our President, Secretary and Treasurer before the Merger, resigned from these positions, and our Board appointed Moshe Azarzar as Chief Executive Officer, President, Secretary and Director. See “Management - Directors and Executive Officers” below for information about our new directors and executive officers.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by our Board and serve at the discretion of the Board.

Pro Forma Ownership

Immediately after giving effect to (i) the Merger, (ii) the cancellation of 1,300,000 shares pursuant to the Share Cancellation, and (iii) the closing of the Offering, there were 39,550,000 issued and outstanding shares of our Common Stock, as follows:

●	The stockholders of the Company prior to the Merger hold 11,200,000 shares of our Common Stock;

●	the stockholders of EZ Global prior to the Merger hold 28,550,000 shares of our Common Stock;

●	investors in the Offering hold 1,320,000 shares of our Common Stock; and

In addition:

●	we issued 100,000 shares of our Common Stock, and a five-year warrant to purchase 100,000 additional shares of our Common Stock, at the exercise price $2.50, to a consultant pursuant to the Consulting Agreement entered between the Company and the consultant;

●	warrants to purchase an aggregate of 5,000,000 shares of our Common Stock at an exercise price of $4.50 per share, which expire on January 31, 2023, are held by certain warrantholders; and

●	there is an outstanding 8% convertible note in the principal amount of $500,000, issued by EZ Raider LLC on January 8, 2021, which is secured by a first priority security interest on all the assets of EZ Raider LLC. The current outstanding amount under the Convertible Note is $525,863.01

No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger” or “reverse acquisition,” and EZ Global is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of EZ Global and will be recorded at the historical cost basis of EZRaider, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of EZRaider, historical operations of EZ Global, and operations of the Company and its subsidiaries from the Closing Date of the Merger. As a result of the issuance of the shares of our Common Stock pursuant to the Merger, a change in control of the Company occurred as of the Closing Date of the Merger. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act of 1934, as amended (the “Exchange Act”) following the Merger. As a result of the Merger, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

DESCRIPTION OF BUSINESS

Immediately following the Merger, the business of EZ Global became our business.

Background

EZRaider Co.

As described above, we were incorporated in the State of Florida on January 26, 2012, to develop an e-waste recycling business. Because we were not able to raise sufficient capital to execute our original business plan, we ceased that line of business. Since that time, we have been seeking alternative directions that could enhance shareholder value.

On May 25, 2021, the Company, known at that time as E-Waste Corp., EZ Global, and EZ Raider LLC, entered into a binding letter of intent (the “LOI”) which contemplated the consummation of the reverse merger transaction among the Company, EZ Global, and the Acquisition Subsidiary, the rights to acquire D.S Raider by EZ Global and related transactions. As described above, on September 14, 2021, the Company, EZ Global and the Acquisition Subsidiary entered into and executed the Merger Agreement and closed on the Merger. As a result of the closing of the Merger, we have acquired the business of EZ Global that operates through EZ Raider LLC, its wholly owned subsidiary.

Our authorized capital stock currently consists of 250,000,000 shares of Common Stock. Our Common Stock is quoted on the OTC Markets as “EWST”. In connection with the Name Change, the Company has submitted to the Financial Industry Regulatory Authority, Inc. (“FINRA”) a voluntary request for the change of the Company’s trading symbol. It is expected that the Name Change and new trading symbol will be declared effective in the market by FINRA in the near future.

Our principal executive offices are located at 1303 Central Ave S, Kent, WA 98032. Our telephone number is (833) 724-3378. Our website address is www.ezraider.com. The information contained on, or that can be accessed through, our website is not a part of this Current Report,

History of EZ Global and EZ Raider, LLC

EZ Raider LLC was incorporated under the laws of the State of Washington on August 9, 2019. On September 12, 2019, EZ Raider LLC entered into and executed that certain Authorized Exclusive Distribution Agreement, dated September 12, 2019 (the “Distribution Agreement”), pursuant to which EZ Raider LLC obtained the exclusive rights to import, sell and distribute certain electric stand-up ATV (“EZRaider”) vehicles and accessories in the United States produced by D. S Raider, Ltd., a company incorporated under the laws of Israel (“D.S Raider”). On September 2, 2021, D.S Raider and EZ Raider LLC renewed the Distribution Agreement (the “Renewal”), pursuant to which, among other things, D.S Raider appointed EZ Raider LLC as its authorized distributor for its EZRaider products in all States of the United States through September 2, 2022, and granted to EZ Raider LLC the right to serve as D.S. Raider's exclusive distributor for its EZRaider products in the United States until December 31, 2021, with the ability to continue service as the exclusive distributor thereafter, as to be mutually agreed by the parties.

EZ Global was incorporated in Nevada on November 10, 2020. Prior to the Share Exchange (as defined below), EZ Global was engaged in organizational activities and the development of its distribution business. Moshe Azarzar is the founder of each of EZ Raider LLC and EZ Global.

On July 11, 2021, EZ Global, EZ Raider LLC and all of the members of EZ Raider LLC entered into and closed a share exchange agreement (the “Share Exchange Agreement”) pursuant to which EZ Global acquired all of the issued and outstanding equity interest in EZ Raider LLC from its members in exchange for the issuance of an aggregate of 10,000,000 shares of common stock of EZ Global (the “Share Exchange”). As a result of the Share Exchange Agreement, EZ Raider LLC became a wholly owned subsidiary of EZ Global, and EZ Global assumed certain outstanding convertible notes issued by the Company to its noteholders and the obligations thereunder. In connection with the closing of the Share Exchange Agreement, Moshe Azarzar agreed to cancel 1,000,000 shares, representing all of the capital stock he owned in EZ Global prior to closing.

Principal products or services and their markets

As referenced above, EZ Global, operating through EZ Raider LLC, has the exclusive rights to import, sell and distribute is the exclusive importer distributor of EZRaider products from D.S Raider for all recreational and military (non-federal) markets in all States of the United States pursuant to the Distribution Agreement, as amended by the Renewal. In addition, EZ Global is permitted to make sales and to conduct distributions of products in all jurisdictions outside of the United States in which there is no other exclusive distributor. On February 10, 2021, EZ Global entered into an acquisition agreement with D.S Raider (the “Share Purchase Agreement”), pursuant to which EZ Global has an exclusive right to acquire 100% of capital stock of D.S Raider in exchange for $30,000,000 (the “Acquisition”). EZ Global will continue to purchase EZ Raider products from D. S Raider until closing of the Acquisition and development of key U.S infrastructure. Upon closing, D.S Raider Ltd. will become a subsidiary of the Company and continue operations in Israel. Closing is anticipated to occur on or before December 31, 2021.

Products & Markets

EZ Global sells EZRaider tactical electric stand-up ATV vehicles and accessories, designed for use in both urban environments and backwoods trails. The EZRaider is available for sales to government and private sector customers in multiple countries, including the United States. EZRaider technology platform combines dynamic, proprietary suspension with a lightweight, narrow-profile design that can traverse rugged off-road terrain while being small enough to fit through any normal household doorway. There are currently 3 vehicle models – LW, HD2 and HD4 and come in both 2wd and 4wd options.

EZRaider LW is an electric, light weight vehicle creates a new category in all-terrain riding, giving the user complete control with minimum training.

EZRaider LW has a unique design and light weight vehicle which provide exciting urban and extreme riding while preserving the environment, reaching up to 40km on a single charge. The simple and unique design allows for easy ongoing maintenance.

The EZraider can be used in various applications, such as personal mobility, tourism, agriculture, extreme, fun, etc.

EZRaider HD2 is a heavy-duty utility vehicle able to work under extreme working conditions of heat, reaching up to 75 km on a single charge, additional Power port for range-extension to fit your needs, and Control port, able to connect to an e-trailer carrying extreme weights, opening a wide range of applications and more efficacy

The EZraider can be used in various applications, such as agriculture, defense and security, HLS, hunting, extreme, fun, etc.

EZRaider HD4 is a breakthrough vehicle creates a new category in all-terrain riding, giving the user complete control with minimum training. The simple and unique design allows for easy ongoing maintenance.

The EZraider can be used in various applications, such as military, paramilitary, HLS and rescue, hunting, agriculture, extreme, fun, etc.

The EZRaider HD4 is heavy duty 4x4 version with impressive abilities, even in extreme conditions. The driving range of this vehicle is the longest in its category, reaching up to 80 km / 50 miles on a single charge and it carries a heavy load over sandy and rocky terrain.

EZRaider E Cart HD - An electric cart with its own independent electric motor, battery and controllers.

The E-CART serves as a power multiplier and extends the driving range of the vehicle. EZRaider E-CART is a unique electric Cart with a 1500 W electric hub motor on each wheel, the E-Cart includes a lithium-ion battery motor controller. The E-Cart control and power cables connect to the EZRaider outlets connectors and include a dedicated wagon tow hitch that designed to use with the EZRAIDER HD2 or EZRaider HD4.

The cart can be used to carry equipment, transport goods, evacuate wounded, and more.
The E-CART can carry loads of up to 250 kg / 551.2 pound.

EZRaider vehicles come with two battery options – a 1740-Watt battery which provides up to 30 miles of range and a 3000-Watt battery that provides up to 50 miles of range. Range can be significantly increased with an additional optional battery pack.

EZ Global’s products appeal to a wide variety of customers for government, commercial and private uses. EZRaider vehicles can be accessorized to fit the needs of the customer, including, but not limited to, remote control robotics for autonomous operation, agricultural spraying, golf, un-manned airport runway cleaning, off-road adventure and sport, facilities maintenance, security, law enforcement, fire, search and rescue (autonomous or manned), urban commuting & errands, disabled person mobility, hunting & fishing, tourism, military troop mobility, border patrol, and micro-delivery.

D.S Raider’s original customer was the Israeli Defense Forces (IDF) and sales later expanded to include private sector business interests like tour companies. D.S Raider then added broader consumer markets when EZ Raider LLC started importing and selling products in the United States in 2019.

In 2020, the Company experienced significant distribution and sales set-backs as the result of to COVID-19. Lockdowns were implemented in both Israel and the U.S. just as the spring/summer sales season was beginning, causing the cancelation of orders worldwide. The Company has noted that sales growth has since resumed in 2021.

The EZRaider technology is expected to gain share in a growing number of markets, competing with existing transportation products such as the bicycle, scooter, ATV, UTV, FUV, ORV, compact car, electric skateboard, golf cart, moped, motorcycle and tractor.

Sales and Distribution Methods

EZRaider products, including vehicles and accessories, are currently produced in Israel by a third-party company called Flex Manufacturing (“Flex”). D.S Raider provides orders and down payments to Flex, which then scales their production space to accommodate the varying levels of production. Once orders are completed, D.S Raider examines the products and ships final goods to EZ Raider LLC. Bare vehicles are then accessorized per customer orders on site in Kent, WA, where they undergo quality procedures before repackaging and shipping. We typical make our orders by the container which holds approximately 25 vehicles; however, we also order EZRaider vehicle in smaller batches, mostly 1-3 machines at a time, to accommodate the orders of private customers. Sales are primarily to individuals purchasing 1-3 machines and accessories.

Our sales and distribution model is direct-to-public. Customers place vehicle orders on our website. Once a sale is completed, EZ Raider LLC sends product orders directly to customers using in-house delivery for Seattle area sales, land and air service for broader North American deliveries, and sea and air service for international sales.

Our Growth Strategy

EZ Raider LLC currently is focused on direct-to-public sales but may expand into authorized dealer sales in the future.

Once we secure additional working capital, we will be able to place larger orders and to build up inventory in the United States, to reduce delivery times to customers. Our sales expansion and comprehensive marketing strategies will then be deployed to begin establishing steady sales channels into key markets, including an increase in B2B sales.

We identified the following initial target markets for the sale and distribution of EZRaider vehicles during the fourth quarter of 2021 and first quarter of 2022:

Golf – Golf courses regularly rent carts to their customers for use during their game but never buy the machines outright, instead they typically lease them.  Current golf cart vehicles are an easy target for replacement by EZRaider.  Inventory build-up and B2B leasing options are being developed presently and will set the stage for sales campaigns targeted to the golf industry.  EZRaider vehicles with golf cart accessories will likely represent a significant growth sector for us in 2022.

Off-road – Use of EZRaider vehicles as an all-terrain vehicle (ATV) is very popular with the initial customer base in the US.  Traditional distribution and retail channels are not useful to the expansion of EZRaider sales, so our focus will continue to remain on direct-to-public sales via leads created by word of mouth, social media and advertising campaigns.

Government – A substantial push to build government sales is launching in early October 2021 with a kick-off event at Pacific Raceways.  This sales campaign will launch with an initial focus on local jurisdictions like cities and counties for fire, police and maintenance crews.

Agriculture – EZRaider will market and sell vehicles to commercial farms (wineries and ranches, etc.) to provide workers with efficient on-site work vehicles.  Our initial outreach to farms was very positive.  Like golf courses, sales to farms will become streamlined once B2B leasing or financing options are developed.

Tourism – As with farms and golf courses, B2B leasing options will make EZRaider an exceptionally attractive option for many hotels and tour companies as replacements for quads and other dangerous types of ATV.

Proposed Acquisition of D.S Raider

We believe that if we complete the proposed Acquisition of all of the capital stock of D.S Raider, which is anticipated to occur by December 31, 2021, this will significantly expand our market and increase our revenue, as we will acquire the business of D.S Raider and its intellectual property rights, among other things. Since the execution of the Share Purchase Agreement by D.S Raider and EZ Global, it was amended twice: (i) on March 30, 2021, the parties executed the first letter-extension (the “First Extension”), pursuant to which the parties extended initially the closing date of the Acquisition to May 15, 2021, subject to certain payments to be made by EZ Global; and (ii) on August 31, 2021, the parties executed an additional letter-agreement (the “Second Extension”), pursuant to which D.S Raider agreed to further extend a closing date of the proposed Acquisition to December 31, 2021, provided that EZ Global shall make its payment in the total amount of US$3,850,000, including $500,000 previously kept in escrow (the “Investment Amount”) to D.S Raider within 14 days from the date of the Second Extension. On September 14, 2021, EZ Global paid the Investment Amount to D.S Raider, and D.S. Raider is obligated to issue to EZ Global approximately 294,103 Ordinary Shares of the D.S Raider NIS 0.01 each at a per share price based on US$55,000,000 pre-money Company valuation.

Competitive Position in the Industry

EZRaider is on the larger end of micromobility vehicles and has essentially created a sub-category by establishing a new vehicle platform rather than just adding an electric drivetrain to existing devices.

The market for electric vehicles to replace fuel burning technology is growing rapidly. As the environmental effects from burning petroleum are mounting globally, governments around the world are considering laws that would force the phase-out of petroleum burning vehicles. However, this is only one aspect of EZRaider’s market strength. There are additional problems faced by urban jurisdictions beyond carbon emissions, such as traffic, noise and pollution.

Many companies are creating electric drives for existing technology platforms, while products like EZRaider and its competitor Arcimoto, Inc. represent entirely new technology platforms that are smaller and more efficient. The EZRaider has a profile that is small enough to fit through a normal household doorway and only weighs 200-300 lbs. This all-electric technology produces virtually zero noise and zero emissions. Cities around the world will benefit from not only these aspects of EZRaider and similar small vehicles, but also from the fact that the compact profile reduces traffic for single user trip compared to any car or truck.

Direct competition in the EZRaider sub-category is limited to a vehicle from Canada called Lytehorse, which has a larger, heavier design. The company is in pre-order mode and does not appear to be conducting sales until late 2021. Its vehicles are focused on the same target customers and uses, but are approximately 2-3x heavier than the EZRaider.

In the face of competition, we may not be successful in developing effective sales strategies and product development, and we cannot give any assurance that we will attain our goals. Despite this, we hope to compete successfully in the micromobility industry by:

●	keeping our costs low;
●	keeping products and technology ahead of the competition;
●	relying on the strength of our management’s contacts; and
●	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Competition

The battery electric vehicle market and “Micromobility” market are dominated by a small number of companies, only a handful of which are directly competitive with EZRaider. The current competitive market has seen significant increases in both competition and growth in recent years. Micromobility is a relatively newly popularized term used to describe personal transportation devices that are less than 1,000 LBS in weight and usually designed for a single rider. Companies like Bird Rides, Inc. and Neutron Holdings, Inc. d/b/a Lime (electric 2-wheel scooters focused on urban hourly rentals or “shared mobility”), for example, two of the leading micromobility companies have achieved multibillion-dollar market caps despite Covid setbacks, while selling these two-wheeled scooters and electric bicycles, which may be unstable and dangerous in traffic, and are limited in their cargo capacity and often quite uncomfortable to ride.

Government Regulation

We are subject to a wide variety of laws and regulations in the United States and other jurisdictions. These laws, regulations, and standards govern various items directly or indirectly related to our business, such as vehicle sales, worker classification, labor and employment, anti-discrimination, whistleblowing and worker confidentiality obligations, product liability, vehicle defects, vehicle maintenance and repairs, personal injury, intellectual property, consumer protection, taxation, privacy, data security, competition, unionizing and collective action, terms of service, and environmental health and safety. They are often complex and subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state, and local administrative agencies.

The micromobility industry and our business model are relatively nascent and rapidly evolving. New laws and regulations continue to be adopted, implemented, interpreted, and iterated upon in response to our growing industry and associated technology. As we expand our business into new markets or introduce new offerings into existing markets, regulatory bodies or courts may claim that (i) we are subject to additional requirements, (ii) our manufacturer, D.S Raider may be subject to additional requirements, or (iii) we are prohibited from conducting our business in certain jurisdictions. For example, if we migrate from back-road or off-road settings to on-street use, we will be subject to safety and equipment requirements applicable by both federal and state safety regulations including turn signals, rear view mirrors etc.

The National Highway Traffic Safety Administration (the “NHTSA”) defines a motorcycle as “a motor vehicle with motive power having a seat or saddle for the use of the rider and designed to travel on not more than three wheels in contact with the ground.” In order for a manufacturer to sell motorcycles in the United States, the manufacturer must self-certify to meet a certain set of regulatory requirements promulgated by the NHTSA in its Federal Motor Vehicle Safety Standards. EZRaider vehicles are not equipped with a seat or saddle and are thus not motorcycles pursuant to the NHTSA. We will continue to evaluate whether regulatory requirements are applicable to the products we sell.

Recent financial, political, or other events may increase the level of regulatory scrutiny on companies such as ours-technology companies in general-and companies engaged in dealings with independent contractors. Regulatory bodies may enact new laws or promulgate new regulations that are adverse to our business. Or, due to changes in our operations, structure, or partner relationships as a result of changes in the market or otherwise, they may view matters or interpret laws and regulations differently than they have in the past or in a manner adverse to our business. Such regulatory scrutiny or action may create different or conflicting obligations from one jurisdiction to another.

For additional information about the laws and regulations we are subject to and the risks to our business associated with such laws and regulations, see the section entitled “Risk Factors.”

Warranty

D.S Raider provide a manufacturer’s warranty on all new and used vehicles that we sell for one and a half years from delivery of Products to EZRaider Global, and one year from delivery of products from EZRaider Global to end user (“Warranty Period”). During the Warranty Period, D.S Raider (manufacturer) will fix or replace, without charge, any component in the product in which a manufacturing deficiency or defect is revealed after testing, repair or replacement conducted by or on behalf of the manufacturer only. Warranty coverage excludes certain exceptions including but not limited to wear and tear on Product or components as the result of using the product such as tires, lights, fuses, plastic components or items damaged as a result of circumstances unrelated to the manufacturer, neglect or misuse of products not in accordance with the use manual, use that deviates from normal use of product, and repair, replacement or alteration of a component of the product not in an authorized service station. We do not accrue a warranty reserve for the products sold by us.

Suppliers

We have only one sole supplier, D.S Raider, the manufacturer of EZRaider Products. Although products are and have generally been available to us from D.S Raider, D.S Raider may at times become subject to industry-wide shortages of components used in the manufacture of products. We order products from D.S Raider by the container full; while we are currently on back order, we maintain a reserve of products on hand for customer deliveries pursuant to estimated delivery times at the time of sale.

Dependence on a Few Major Customers

We are a sales and product distributor. We rely on a variety of customers including both private sector and government, across multiple industries and types of uses and we rely on a regular influx of new sales leads and contacts. Our customers purchase products through our website. We order and import EZRaider products directly from D.S Raider which we store, sell, accessorize and deliver the products to end-users. On August 16, 2021, we entered into a Purchase Agreement with EZRaider Hawaii, pursuant to which EZRaider Hawaii will act as the exclusive representative of EZ Global in Hawaii and will sell and service EZRaider vehicles in Hawaii. Pursuant to the Purchase Agreement, it is estimated that EZRaider Hawaii shall purchase approximately 300 EZRaider vehicles from EZ Global between the fourth quarter of 2021 and 2022. Except for this Purchase Agreement with EZRaider Hawaii, we do not have any regular recurring contracts with customers and we have a highly diversified customer base. We are currently on an 8-12 week delivery time for products sales.

Legal Proceedings

We know of no materials, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or any threatened or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any beneficial shareholder are an adverse party or has a material interest adverse to us.

Employees

As of the date of this Report, EZ Global has 5 full time employees and consultants. All personnel are located in our Kent, Washington offices. EZ Global also utilize consulting firms and individual consultants to supplement our workforce as necessary.

Intellectual Property

Pursuant to the Distribution Agreement, as renewed on September 2, 2021 by the Renewal, D.S Raider granted EZ Global a non-exclusive limited license to use D.S Raider’s trademarks in connection with performance of its distribution activities under the Distribution Agreement. Our policy is to protect our competitive position by, among other methods, protecting technology and improvements that we consider important to the development of our business. D.S Raider has generated a number of patents and expect this portfolio to continue to grow as they actively pursue additional technological innovation.

D.S Raider holds one design patent related to Ornamental Design for Personal Standing Vehicle which is registered in Israel, the U.S. under D845177, Europe and China. D.S Raider has also filed for three additional apparatus patents related to the vehicle one of which is published in U.S., Europe, China, and Japan related to Vehicle with a front and/or rear mechanism, based on application of a lateral, horizontal force on the vehicle’s chassis; one related to Wheel Assembly (Wheels and Motors), and one of which is provisional in the U.S. related to Monitoring and Predicting Breakdowns in Vehicles. D.S Raider also holds registered trademarks for the D.S Raider and EZRaider names in the U.S., Israel, Europe, China, Japan (D.S Raider pending), and Australia.

In addition to this intellectual property, we also rely on our proprietary knowledge and ongoing technological innovation of D.S Raider to develop a competitive position in the market for the products. Each of these patents, patent applications, and know-how are integral to the conduct of our business, the loss of any of which could have a material adverse effect on our business.

Segment Information

We operate as one reportable segment which is the sales of manned tactical electric vehicles.

Research and Development

We have not incurred any research and development expenses since our inception.

DESCRIPTION OF PROPERTY

We lease office space in Kent, Washington, inclusive of space sufficient for both corporate offices and warehouse. The net monthly payment is $6,500. On July 15, 2021, we renewed the lease in Kent, Washington which now expires on August 31, 2022. We believe that our properties, taken as a whole, are in good operating condition and are suitable and adequate for our current business operations, and that additional or alternative space will be available on commercially reasonable terms for future use and expansion.

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. WE FACE A VARIETY OF RISKS THAT MAY AFFECT OUR OPERATIONS OR FINANCIAL RESULTS AND MANY OF THOSE RISKS ARE DRIVEN BY FACTORS THAT WE CANNOT CONTROL OR PREDICT. BEFORE INVESTING IN THE SECURITIES YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, TOGETHER WITH THE FINANCIAL AND OTHER INFORMATION CONTAINED IN THIS REPORT. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK WOULD LIKELY DECLINE AND YOU MAY LOSE ALL OR A PART OF YOUR INVESTMENT. ONLY THOSE INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD CONSIDER AN INVESTMENT IN OUR SECURITIES.

THIS REPORT CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS REPORT, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

If any of the following or other risks materialize, the Company’s business, financial condition, and results of operations could be materially adversely affected which, in turn, could adversely impact the value of our Common Stock. In such a case, investors in our Common Stock could lose all or part of their investment.

Prospective investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this Report and the financial resources available to them. The risks described below do not purport to be all the risks to which the Company or the Company could be exposed. This section is a summary of certain risks and is not set out in any particular order of priority. They are the risks that we presently believe are material to the operations of the Company. Additional risks of which we are not presently aware or which we presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

Risks Related to our Business and the Industry in Which We Operate

We have a limited operating history which makes the evaluation of our future business prospects difficult.

Historically, we have been a shell company with no operating history and no assets other than cash. Upon consummation of the Merger with EZ Global, we redirected our business focus towards the business of importing EZRaider vehicles from D. S Raider and distributing and selling and distributing them in the United States through EZ Global, acting as the exclusive distributor of EZRaider vehicles in the United States. EZ Global started its business operation since August 2019 and is an early-stage company with a limited operating history. Its primary activities have been related to the organizational activities and the development of its distribution business, including the initiation of sales and marketing efforts related to EZRaider vehicles. The Company’s success is dependent upon the successful implementation of our business plan. Any future success that we might achieve will depend upon many factors, including factors beyond our control which cannot be predicted at this time. These factors may include but are not limited to: changes in and/or increased levels of competition in the micromobility industry; the availability and cost of products we distribute; and the prompt manufacturing and shipment by D.S Raider, our sole supplier. Because of limited operating history, our ability to accurately forecast revenue is very difficult. To the extent we are unsuccessful in establishing our business strategy and increasing our revenues through our own sales and marketing strategy implementation, we may be unable to appropriately adjust spending in a timely manner and will have to reduce our operating expenses, causing us to forego potential revenue generating activities. These conditions may have a material adverse effect upon the business operating results and financial condition of the Company. As such we may not be able to achieve positive cash flows and our lack of operating history and experience makes evaluation of our future business and prospects difficult.

The industry and the markets in which the Company operates are highly competitive and subject to rapid technological change.

The markets in which we intend to compete are intensely competitive. We operate primarily in the micromobility industry that is subject to rapid evolving changes, rapid technological developments and product evolution, rapid changes in customer requirements and preferences, frequent new product introductions and enhancements, adoption and implementation of new laws and regulations in response to our growing industry and associated technology.

As we expand our business into new markets or introduce new offerings into existing markets, regulatory bodies or courts may claim that (i) we are subject to additional requirements, (ii) our manufacturer, D.S Raider may be subject to additional requirements, or (iii) we are prohibited from conducting our business in certain jurisdictions. For example, if we migrate from back-road or off-road settings to on-street use, we will be subject to safety and equipment requirements applicable by both federal and state safety regulations including turn signals, rear view mirrors.

We are a distributor of EZRaider products and as such we have only one supplier, D. S Raider to rely upon and we have limited term of exclusivity rights under the Distribution Agreement if we fail to meet certain criteria.

We do not manufacture EZRaider products. EZ Global is the exclusive distributor of EZRaider products in the United States. EZRaider products are produced by D.S Raider Ltd. in Israel through a third party, Flex Manufacturing. On September 2, 2021, D.S Raider and EZ Global renewed the initial Distribution Agreement, pursuant to which D.S Raider appointed EZ Global as its exclusive distributor of EZ Raider products in the United States until September 2, 2022. The Distribution Agreement, as renewed, provides that EZ Global is subject to certain sales criteria it needs to meet by January 1, 2022 to continue its exclusivity rights. As such, if we fail to meet the criteria, EZ Global may lose exclusivity rights and continue distribution EZRaider products on a non-exclusive basis. Since the sale and distribution of EZRaider products in the United States is the only operating activity that provides the source of our revenue, the risk associated with losing the exclusivity distribution rights of EZRaider products would have a material adverse effect on our financial condition and operating results.

We are dependent on our sole supplier D.S Raider and upon a third-party assembly company that D.S Raider utilizes to assemble EZRaider products.

EZRaider products contain numerous purchased parts which D.S Raider, our sole supplier and assembly source procure. D.S Raider utilizes Flex Manufacturing in Israel to assemble EZRaider products and has thus far met all orders placed in a timely manner, however, they are each subject to risks which would directly affect our business if they are unable to meet purchase orders in a timely manner, have difficulties acquiring raw materials including lithium batteries, shipping finished goods, or ensuring customs clearance of products. Any significant unanticipated demand or delays our supplier faces could require them to procure additional components in a short amount of time. There is no assurance that D.S Raider will be able to secure additional or alternative sources of supply or develop replacements for certain components of the products. Any unexpected difficulties or delays with key suppliers by D.S Raider could result in a downstream delay and potential loss of access to finished goods necessary for our operations.

There is no assurance that our supplier will ultimately be able to meet the cost, quality and volume needs to fulfill our orders. Furthermore, as our sales increases, we will need to accurately forecast, purchase, warehouse and transport to our facilities finished good at higher volumes than we have experience with. If we are unable to accurately match the timing and quantities of purchases to our actual plans or capabilities, or successfully implement automation, inventory management and other systems to accommodate the increased complexity in our supply chain, we may have to incur unexpected storage, transportation and write-off costs, which could have a material adverse effect on our financial condition and operating results.

Unforeseen or recurring operational problems at the third part assembly facility, or a catastrophic loss of the third-party assembling facility, may cause significant lost or delayed production and adversely affect our results of operations.

Our supplier’s assembly process could be affected by operational problems that could impair production capabilities and the timeframes within which we expect to receive our purchased vehicles. The assembly facility, which our sole supplier utilizes, could experience disruptions or shutdowns at their facility for any number of reasons, including but not limited to:

●	maintenance outages to conduct maintenance activities that cannot be performed safely during operations;

●	disruptions in available workforce;

●	breakdown, failure or substandard performance by employees or failure of other equipment used in assembly;

●	noncompliance with, and liabilities related to, environmental requirements or permits;

●	pandemics, fires, floods, snow or ice storms, earthquakes, tornadoes, hurricanes, microbursts or other catastrophic disasters, national emergencies, political unrest, war or terrorist activities; or

●	other operational problems.

If D.S Raider’s assembly provider is compromised or shut down, it may experience prolonged startup periods, regardless of the reason for the compromise or shutdown. Those startup periods could range from several days to several weeks or longer, depending on the reason for the compromise or shutdown and other factors. Any disruption in their operations could cause a significant loss of assembly production, delays in their ability to produce EZRaider vehicles to meet our sales orders, and adversely affect our results of operations, negatively impacting our customers. If D.S Raider fails to procure a replacement assembler, they may be required to move operations to a replacement assembler which could cause delays in production and changes to the cost of goods. Any of these events individually or in the aggregate could have a material adverse effect on our business, financial condition and operating results.

We may be unable to accurately forecast our vehicle delivery needs, which could harm our business, financial condition and results of operations.

We deliver vehicles locally by our internal transportation resources if within a certain distance of our offices in the Kent Washington. For all other orders with use various service providers for ground shipping. In the future we anticipate utilizing a third-party common carrier and will likely enter an agreement with such carrier for services. It will be important to accurately forecast vehicle delivery volumes in advance. It will be difficult to predict, especially months in advance, our vehicle delivery volumes and it could have a material adverse effect on our business, financial condition and results of operations.

Failure to maintain the strength and value of the EZRaider brand could have a material adverse effect on our business, financial condition and results of operations.

Our success depends, in part, on the value and strength of the EZRaider brand and is heavily dependent on D.S Raider’s actions as well. Maintaining, enhancing, promoting and positioning the EZRaider brand, particularly in new markets where we have limited brand recognition, will depend largely on the success of our marketing efforts and our ability to provide high-quality services, products and resources and a consistent, high-quality customer experience. Our brand could be adversely affected if we or D.S Raider fail to achieve these objectives, if we fail to comply with laws and regulations, if we are subject to publicized litigation or if our public image or reputation were to be tarnished by negative publicity. Some of these risks may be beyond our ability to control, such as the effects of negative publicity regarding our suppliers or third-party providers of services or negative publicity related to members of management. Any of these events could hurt our image, resulting in reduced demand for our products and a decrease in net sales. Further, maintaining, enhancing, promoting and positioning the EZRaider brands’ images may require us to make substantial investments in marketing and employee training, which could adversely affect our cash flow and which may ultimately be unsuccessful. These factors could have a material adverse effect on our business, financial condition and results of operations.

We will be almost entirely dependent upon revenue generated from a limited number of products in the near-term, and our future success will be dependent upon our ability to design and achieve market acceptance of new product offerings and vehicle models.

Revenue to date has come mostly from the sale of the three current EZRaider models, cart and accessories. We are unaware of any future vehicle models that may be in development. There can be no assurance that we will be able to sustain revenues from current product offerings, nor whether D.S Raider will design future models of vehicles, or develop future services, that will meet the expectations of our customers, or that our future models will become commercially viable.

In addition, historically, automobile customers have come to expect new and improved vehicle models to be introduced frequently. In order to meet these expectations, we may in the future be required to introduce new models as well as enhanced versions of existing vehicle models. As technologies change in the future for automobiles, we will be expected to offer upgrades or adaptations of vehicles and introduce new models. Our sales and offerings are limited to the development of such new vehicles by D.S Raider, our sole supplier. EZRaider’s are currently used in off-road and leisure settings in the United States. We believe we will need to address additional markets and expand our customer demographic to further grow our business. Our failure to address additional market opportunities could materially harm our business, financial condition, operating results and prospects.

We could experience significant delays or other complications in the delivery of finished goods to ramp sales of our vehicle, which could harm our brand, business, prospects, financial condition and operating results.

Having experienced past delays or complications, partially as a result of COVID-19, we may experience future delays or other complications in connection with EZRaider vehicles. Any significant delay or other complication in the assembly and production of EZRaider vehicles or the delivery of finished good to increase sales, including complications associated with expanding our capacity, could materially damage our brand, business, prospects, financial condition and operating results.

Risks Related to Regulatory Requirements in the Industry We Operate

The industry in which we operate is subject to ongoing regulatory obligations and review. There could be an adverse change or increase in the laws and/or regulations governing our business. Maintaining compliance with these requirements may result in significant additional expense to us, and any failure to maintain such compliance could cause our business to suffer.

We and our operating subsidiary are subject to various laws and regulations in different jurisdictions, and the interpretation and enforcement of laws and regulations are subject to change. We also will be subject to different tax regulations in each of the jurisdictions where we will conduct our business or where our management or the management of our operating subsidiary is located. We expect that the scope and extent of regulation in these jurisdictions, as well as regulatory oversight and supervision, will generally continue to increase. There can be no assurance that future regulatory, judicial and legislative changes in any jurisdiction will not have a material adverse effect on us or hinder us in the operation of its business. In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations applicable to us.

These current or future laws and regulations may impair our research, development or production efforts or impact the research activities we pursue. While we plan to comply with governmental safety regulations, mobile and stationary source emissions regulations, and other standards, meeting government-mandated safety standards is costly and often technologically challenging. If we fail to comply with applicable regulations or requirements, this could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions. An adverse outcome in any such litigation could require us to pay contractual damages, compensatory damages, punitive damages, attorneys’ fees and costs. These enforcement actions could harm our business, financial condition and results of operations. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition and results of operations could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees.

The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or reputational damage, may negatively affect our business.

Government safety standards also require manufacturers to remedy defects related to vehicle safety through safety recall campaigns, and a manufacturer is obligated to recall vehicles if it determines that the vehicles do not comply with a safety standard. Should we, D.S Raider, or government safety regulators determine that a safety or other defect or noncompliance exists with respect to certain EZRaider vehicles prior to the start of production, the launch of such vehicle could be delayed until such defect is remedied. The costs associated with any protracted delay in new product launches necessary to remedy such defects, or the cost of recall campaigns to remedy such defects in vehicles that have been sold, could be substantial. Further, adverse publicity surrounding actual or alleged safety-related or other defects could damage our reputation and adversely affect sales of EZRaider vehicles.

Product defects could adversely affect the results of our operations and may expose us to product liability claims.

The marketing, sale and distribution of EZRaider products may subject us to product liability claims, alleging that EZRaider vehicles we sold cause injuries. A product liability claim could result in substantial damages and be costly and time-consuming for us to defend, which could harm our business, prospects, operating results and financial condition. Even our compliance with governmental standards does not necessarily prevent us from product liability litigation, which can entail significant cost and risk.

The motor vehicle industry experiences significant product liability claims and we face an inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. While we maintain product liability insurance, this insurance may not fully protect us from the financial impact of defending against product liability claims. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future.

Additionally, any product liability lawsuit could lead to regulatory investigations, product recalls or withdrawals, damage our reputation or cause current vendors, suppliers and customers to terminate existing agreements and potential customers and partners to seek other suppliers, any of which could negatively impact our results of operations. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about EZRaider vehicles, our business and inhibit or prevent commercialization of other future vehicle candidates, which could have material adverse effect on our brand, business, prospects and operating results. Any lawsuit seeking significant monetary damages either in excess of our liability coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

Risks Related to Our Intellectual Property

Limited intellectual property protection may cause us to lose our competitive advantage and adversely affect our business.

We have been granted, pursuant to the Authorized Exclusive Distribution Agreement dated September 12, 2019 and amended September 2, 2021, a limited non-exclusive license to use the D.S Raider’s trademarks related to the products we distribute. D.S Raider holds 1 design patent related to Ornamental Design for Personal Standing Vehicle which is registered in Israel, the U.S. under D845177, Europe and China. D.S Raider has also filed for three additional apparatus patents related to the vehicle one of which is published in U.S., Europe, China, and Japan related to Vehicle with a front and/or rear mechanism, based on application of a lateral, horizontal force on the vehicle’s chassis; one related to Wheel Assembly (Wheels and Motors), and one of which is provisional in the U.S. related to Monitoring and Predicting Breakdowns in Vehicles. D.S Raider also holds registered trademarks for the DSRaider and EZRaider names in the U.S., Israel, Europe, China, Japan (DSRaider pending), and Australia. The pending patent applications and/or any patent applications we may file in the future may not be successful. To date, we have relied on copyright, trademark and trade secret laws, as well as confidentiality procedures and licensing arrangements, to establish and protect intellectual property rights to the D.S Raider technologies and vehicles. We typically enter into confidentiality or license agreements with employees, consultants, consumers and vendors in an effort to control access to and distribution of technology, software, documentation and other information. Policing unauthorized use of this technology is difficult and the steps taken may not prevent misappropriation of the technology. In addition, effective protection may be unavailable or limited in some jurisdictions. Litigation may be necessary in the future to enforce or protect our rights and D.S Raiders rights, or to determine the validity and scope of the rights of others. If D.S Raider declines to enforce its rights, our business may be adversely affected. Such litigation could cause us to incur substantial costs and divert resources away from daily business, which in turn could materially adversely affect the business.

Our failure to obtain or maintain the right to use certain intellectual property may negatively affect our business.

Our future success and competitive position depend in part upon our ability to obtain or maintain the right to use certain proprietary intellectual property of D.S Raider used in or related to the EZRaider products. This may be achieved, in part, by (i) ensuring we maintain our distribution agreement with D.S Raider to ensure we have the right to use the intellectual property related to EZRaider products, and (ii) by prosecuting claims against others who we believe are infringing our rights and by defending claims of intellectual property infringement brought by others. In the future, we may commence lawsuits against others if we believe they have infringed our rights, or we may become subject to lawsuits alleging that we have infringed the intellectual property rights of others. For example, to the extent that D.S Raider has previously incorporated third-party technology and/or know-how into certain products we sell for which they do not have sufficient license rights, both D.S Raider and our company could incur substantial litigation costs, be forced to pay substantial damages or royalties, or even be forced to cease sales in the event any owner of such technology or know-how were to challenge our subsequent sale of such products (and any progeny thereof). In addition, to the extent that D.S Raider discovers or has discovered third-party patents that may be applicable to products or processes in development of EZRaider products, they may need to take steps to avoid claims of possible infringement, including obtaining non-infringement or invalidity opinions and, when necessary, re-designing or re-engineering products. However, we cannot assure you that these precautions will allow us to successfully avoid infringement claims. Our involvement in intellectual property litigation could result in significant expense to us, adversely affect the development of sales of the challenged product or intellectual property and divert the efforts of our management personnel, whether or not such litigation is resolved in our favor. Further, to the extent action is required to be taken by D.S Raider, we may not be able to enforce or require they take such action. In the event of an adverse outcome in any such litigation, we (and D.S Raider) may, among other things, be required to:

●	pay substantial damages;

●	cease the development, assembly, use, sale or importation of products that infringe upon other patented intellectual property;

●	expend significant resources to develop or acquire non-infringing intellectual property;

●	discontinue processes incorporating infringing technology; or

●	obtain licenses to the infringing intellectual property.

We depend on our senior management team, and the loss of one or more key employees or an inability to attract and retain highly skilled employees could adversely affect our business.

Our success depends on the skills, experience and performance of our Chief Executive Officer, Moshe Azarzar and our key employees. The effort of our Chief Executive Officer will be important as we continue to develop and expand our commercial activities. The loss or incapacity of existing members of our executive management team could negatively impact our operations if we experience difficulties in hiring qualified successors. Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. Expansion of our business could require us to employ additional personnel. There can be no assurance that we will be able to attract and retain sufficient numbers of skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

We also rely on our leadership team in the areas of finance, marketing, services, and general and administrative functions, and on sales. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business.

Our future success depends upon our ability to attract and retain executive officers and other key technology, sales, marketing, engineering, manufacturing and support personnel and any failure to do so could adversely impact our business, prospects, financial condition and operating results.

To continue to execute our growth strategy, we also must attract and retain highly skilled personnel. Competition is intense for salespeople. The pool of qualified personnel with experience working with the electric vehicle, micromobility market is limited overall and specifically in Kent, Washington, where our principal office is located. In addition, many of the companies with which we compete for experienced personnel have greater resources than we have and are located in metropolitan areas that may attract more qualified workers.

In addition, in making employment decisions, particularly in high-technology industries, job candidates often consider the value of the equity awards they are to receive in connection with their employment. Volatility in the price of our stock might, therefore, adversely affect our ability to attract or retain highly skilled personnel. Furthermore, the requirement to expense certain stock awards might discourage us from granting the size or type of stock awards that job candidates require to join us. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

Risk Associated with our International Business.

Because we import our products from a country outside the United States, our business operations are subject to a variety of risks, including:

●	having to comply with various U.S. and international laws, including export control laws and anti-money laundering laws;

●	changes in uncertainties relating to foreign rules and regulations;

●	tariffs, export or import restrictions, restrictions on remittances abroad, imposition of duties or taxes that limit our ability to import product;

●	fluctuations in foreign currency exchange rates;

●	imposition of limitations on production, sale or export in foreign countries;

●	imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign processors or joint ventures;

●	economic, political or social instability in foreign countries and regions;

●	an inability, or reduced ability, to protect our intellectual property, including any effect of compulsory licensing imposed by government action; and

●	availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us.

Our business is subject to currency fluctuations beyond our control.

The Company is headquartered in the USA with its sole manufacturer in Israel, and may make sales in international jurisdictions, making it subject to foreign currency fluctuations and such fluctuations may materially affect the Company’s financial position and results. The Company reports its financial results in US dollars with the majority of transactions denominated in U.S. dollars. As the exchange rates between the U.S. dollar fluctuate against other foreign currencies including the Israeli Shekel, the Company may experience foreign exchange gains or losses. The Company does not use an active hedging strategy to reduce the risk associated with currency fluctuations.

We face risks related to the current global economic environment which could harm our business, financial condition and results of operations.

The state of the global economy continues to be uncertain. The current global economic conditions and uncertain credit markets, concerns regarding the availability of credit pose a risk that could impact our international relationships, as well as our ability to manage normal commercial relationships with our customers, suppliers and creditors, including financial institutions. Global trade issues and the impositions of tariffs could also have an adverse effect on our international business activities. If the current global economic environment deteriorates, our business could be negatively affected.

A cybersecurity breach may adversely affect the Company’s reputation, revenue and earnings.

The Company and certain of its third-party service providers and vendors receive, store, and transmit digital personal information in connection with the Company’s operations, financial services operations, e-commerce, vehicle services offerings and other aspects of its business. The Company’s information systems, and those of its third-party service providers and vendors, are vulnerable to the continually evolving cybersecurity risks. Unauthorized parties may attempt in the future to gain access to our systems or the information the Company and its third-party service providers and vendors maintain and use through fraud or other means of deceiving our employees and third-party service providers and vendors. Hardware, software or applications the Company develops or obtains from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security and/or the Company’s operations. The methods used to obtain unauthorized access, disable or degrade service or sabotage systems are constantly evolving and may be difficult to anticipate or detect. The Company has implemented and regularly reviews and updates processes and procedures to protect against unauthorized access to or use of secured data and to prevent data loss. However, the ever-evolving threats mean the Company and third-party service providers and vendors must continually evaluate and adapt systems and processes, and there is no guarantee that they will be adequate to safeguard against all data security breaches or misuses of data. Any future significant compromise or breach of the Company’s data security, whether external or internal, or misuse of customer, employee, franchisee, supplier or Company data could result in disruption to the Company’s operations, significant costs, lost sales, fines and lawsuits, and/or damage to the Company’s reputation. In addition, as the regulatory environment related to information security, data collection and use, and privacy becomes increasingly rigorous, with new and evolving requirements, compliance could also result in the Company being required to incur additional costs.

Risk Related to Managing Our Growth

If we acquire D. S Raider or other companies, we may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy. We expect our operating expenses to increase in the future with no assurance that revenues will be sufficient to cover those expenses and delaying or preventing the Company from achieving profitability

We anticipate growth in our business operations as a result of the contemplated acquisition of D. S Raider. While we believe that the acquisition of D. S Raider will be a strategic and commercial fit with our current business and will provide us with opportunities to expand our business, this acquisition will likely result in (i) the issuance of equity that would dilute our existing stockholders’ percentage of ownership; (ii) incur debt and assume liabilities; (iii) incur amortization expenses related to intangible assets or incur large and immediate write-offs. If we complete this acquisition of D.S Raider, we cannot assure you that it will ultimately strengthen our competitive position or that it will be viewed positively by customers, financial markets or investors.

In general, future acquisitions could pose numerous additional risks to our operations, including:

•	Spending substantial capital and other resources needed for the acquisition,

•	problems integrating the purchased business, products or technologies,

•	Challenges with establishing strategic relationships and other operating infrastructure,

•	challenges in achieving strategic objectives, cost savings and other anticipated benefits,

•	increases to our expenses, including administrative and operating expenses,

•	the assumption of significant liabilities that exceed the limitations of any applicable indemnification provisions or the financial resources of any indemnifying party,

•	inability to maintain relationships with key customers, and other business partners of the acquired businesses,

•	diversion of management’s attention from their day-to-day responsibilities,

•	difficulty in maintaining controls, procedures and policies during the transition and integration,

•	entrance into marketplaces where we have no or limited prior experience and where competitors have stronger marketplace positions,

•	potential loss of key employees, particularly those of the acquired entity, and

•	that historical financial information may not be representative or indicative of our results as a combined company.

This future growth could create a strain on our organizational, administrative and operational infrastructure, including manufacturing operations, quality control, technical support and customer service, sales force management and general and financial administration. Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls, as well as our reporting systems and procedures. If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business and our results of operations. If revenues do not increase to correspond with these expenses or if outside capital is not secured, there may be a material adverse effect on our business, cash flow and financial condition.

If we are unable to support demand for our current and our future products, including ensuring that we have adequate resources to meet increased demand our business could be harmed.

As our commercial operations and sales volume grow, we will need to continue to increase our workflow capacity for processing, customer service, billing and general process improvements and expand our internal quality assurance program, among other things. We may also need to purchase additional equipment and increase our manufacturing, maintenance, software and computing capacity to meet increased demand. We cannot assure you that any of these increases in scale, expansion of personnel, purchase of equipment or process enhancements will be successfully implemented.

Risks Related to Our Financial Condition and Capital Requirements

We have a history of losses, will need substantial additional funding to enable us to acquire D.S Raider, to continue our operations, and we may not raise the funds necessary for this acquisition.

Our operations have consumed substantial amounts of cash since inception. We have incurred losses since our incorporation and formation in 2012. To date, we have financed our operations through a mix of investments from private investors, the incurrence of debt. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. Based on our current business plan, we believe the net proceeds from the Offering, together with our current cash and cash equivalents and cash receipts from current and future sales by EZ Global will not permit us to conduct our planned operations and to acquire D.S Raider by December 31, 2021, as contemplated. Under the terms of the Share Purchase Agreement with D.S Raider, we anticipate that we need to raise at least $30,000,000 in additional funds by December 31, 2021, in addition to increasing our sales. We will try to obtain these funds by selling our securities, by entering into a credit or equity facility or another form of third-party funding or by seeking other debt financing.

The various ways we could raise additional capital carry potential risks. There is no assurance that the Company will be successful in raising sufficient additional capital by December 31, 2021. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. If we are unable to raise the required amount by December 31, 2021, and D.S Raider does not grant us another extension, this will constitute breach of the contractual obligations under the Share Purchase Agreement, as extended by the Second Extension. While we will not lose the total amount of $3,850,000, representing the “milestone investment” or a deposit we paid on September 14, 2021, because D.S Raider shall issue to EZ Global approximately 294,103 Ordinary Shares of the D.S Raider NIS 0.01 each at a per share price based on US$55,000,000 pre-money valuation, we could lose the right to acquire D.S Raider and its business. This could materially and adversely affect our business, financial condition and prospects, and could cause our business to fail.

On March 23, 2021, we entered into a Share Purchase Agreement (the GEM Purchase Agreement”) with GEM Global Yield LLC SCS, a company formed under the laws of Luxembourg, and its affiliate (together, “GEM”), pursuant to which EZ Global may, subject to certain conditions, issue and sell to GEM up to $50,000,000 of shares of EZ Global’s Common Stock (the “Aggregate Limit”) until the earliest of (i) 36 months from the effective date of the Merger; (ii) 36 months from the effective date of the GEM Purchase Agreement, or (iii) the date GEM has purchased the Aggregate Limit. Purchases and sales of shares shall be made by the delivery to GEM of draw down notices. The purchase price for the shares will equal 90% of the average closing price during the draw down pricing period. GEM has registration rights with respect to any shares purchased under the GEM Purchase Agreement. To date, we have not delivered and draw down notices to GEM, and there is no assurance that we will do so in the future.

Even if we are able to raise the capital necessary to acquire D.S Raider through the sale of equity, or securities convertible into equity, it would result in dilution to our then existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. Any equity securities issued also could provide for rights, preferences or privileges senior to those of holders of our Common Stock. If we raise additional capital through the incurrence of indebtedness, we would likely become subject to covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support research and development, or commercialization activities.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

The Company’s historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue after the Merger. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need them, and we are unable to acquire D.S Raider or other companies or to increase our sales and revenue through EZ Global’s business, we will be required to curtail our operations, which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

Investment Risks

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our Common Stock offered hereby.  The Company is authorized to issue an aggregate of 250,000,000 shares of Common Stock. We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock.  We will need to raise additional capital in the near future to acquire D.S Raider and to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

There currently is a very limited public market for our Common Stock and there can be no assurance that a public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our Common Stock and make it difficult or impossible for you to sell your shares.

There is currently only a very limited public market for shares of our Common Stock, and an active trading market may never develop. Our Common Stock is quoted on the OTC Markets, Pink marketplace. Trading in stocks quoted on the OTC Pink Market is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time-to-time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the OTC Pink marketplace is not a stock exchange and is not an established market, and trading of securities is often more sporadic than the trading of securities listed on national securities exchanges. In the absence of an active trading market, investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock. We may not ever be able to satisfy the listing requirements for our Common Stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our Common Stock may not be sufficiently widely held; we may not be able to secure market makers for our Common Stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our Common Stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our Common Stock is otherwise rejected for listing, and remains listed on the Pink marketplace of OTC Markets or is suspended from the OTC Markets, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTC Markets, on OTCQB or OTCQX marketplaces or, if we do not meet these requirements, on Pink marketplace. In those venues, however, the shares of our Common Stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of our Common Stock. This would also make it more difficult for us to raise capital.

We do not anticipate paying dividends on our Common Stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of Common Stock. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

The sales practice requirements of the Financial Industry Regulatory Authority’s (“FINRA”) may limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for and price of our Common Stock.

Our principal stockholders and management own a significant percentage of our Common Stock and will be able to exercise significant influence over matters subject to stockholder approval.

As of September 20, 2021, our executive officers, directors and principal stockholders, together with their respective affiliates, owned approximately 70% of our Common Stock. Accordingly, these stockholders will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of our board of directors and approval of significant corporate transactions. This concentration of ownership could have the effect of entrenching our management and/or the board of directors, delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the fair market value of our Common Stock.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS Act depending on whether we choose to rely on certain exemptions set forth in the JOBS Act. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which could harm our business.

We will incur significant costs as a result of operating as a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we will incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) as well as rules implemented by the SEC, and the OTC Markets. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. Our management and other personnel will devote a substantial amount of time to these compliance programs and monitoring of and compliance with, public company reporting obligations. These rules and regulations will cause us to incur significant legal and financial compliance costs and will make some activities more time consuming and costly.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls could negatively impact the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act, harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of our prior period financial statements. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Stock could decline. In addition, if we are unable to continue to meet these requirements, our Common Stock may not be able to be eligible for quotation on the OTC Markets or meet the eligibility requirements for the NASDAQ Stock Market(“NASDAQ”).

The shares of Common Stock issued in the Merger and in the Offering are “restricted securities” and, as such, may not be sold except in limited circumstances.

None of the shares of Common Stock issued in the Merger and the Offering have been registered under the Securities Act or registered or qualified under any state securities laws. Such shares of Common Stock were sold and/or issued pursuant to exemptions contained in and under those laws. Accordingly, such shares of Common Stock are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. The certificates representing the shares of Common Stock issued in the Merger, Offering and Company Settlement reflect their restricted status.

Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months will not immediately apply to our Common Stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information has been satisfied by the filing of this Report on Form 8-K. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on certificates for the shares of Common Stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

Because we became a public company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering of our Common Stock, and because we will not be listed on a national securities exchange, securities analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering, because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our Common Stock.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to re-sell their shares of Common Stock pursuant to Rule 144, and the SEC may subject the Registration Statement we file with respect to the shares of Common Stock received by investors in the Merger and the Offering to heightened scrutiny.

Provisions of Florida law could delay or prevent an acquisition of the Company, even if such an acquisition would be beneficial to our stockholders, which could make it more difficult for you to change management.

Provisions in the Florida Business Corporation Act may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. Florida law prohibits a publicly held Florida corporation from engaging in a business combination with an interested stockholder, generally a person who, together with its affiliates, owns, or within the last three years has owned, 20% or more of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Florida law may discourage, delay or prevent a change in control of the company.

***

The risks above do not necessarily comprise all of those associated with an investment in the Company. This Report contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Report, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

As the result of the Merger and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of EZ Global, the accounting acquirer, prior to the Merger are considered the historical financial results of the Company.

The following discussion highlights the results of operations and the principal factors that have affected our financial condition, as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the audited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

On September 3, 2021, EZRaider Co, formerly known as E-Waste Corp., a Florida corporation (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Agreement”) with EZRaider Global, Inc., a privately held Nevada company (“EZ Global”), its wholly owned subsidiary EZ Raider, LLC, a Washington limited liability company (together, “EZ Raider”), and the controlling stockholders of EZRaider (the “EZRaider Shareholders”). Pursuant to the Agreement, the Company acquired 100% the issued and outstanding equity interest of EZRaider from the EZRaider Shareholders (the “EZRaider Shares”) in exchange for 28,850,000 shares of the Company’s restricted common stock.

As a result of the Agreement and Plan of Merger, we acquired all of the business operations and will continue the existing business operations of EZRaider.

As the result of this acquisition and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of EZRaider, the accounting acquirer, prior to the acquisition are considered the historical financial results of the Company.

In March 2020, the World Health Organization categorized the novel coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have had a minimal impact on our day-to-day operations as of the date of this filing. However, new variants, travel restrictions, vaccine mandates and other related unknow factors could impact our operations directly and indirectly through our supply chain as other businesses may have to adjust, reduce or suspend their operating activities. The extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19. The Company is unable to predict the ultimate impact at this time.

The following discussion highlights EZRaider’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on EZRaider’s audited financial statements contained in this report, which were prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements of EZRaider for the fiscal years ended December 31, 2019 and December 31, 2020, and the unaudited financial statements for the three months ended May 31, 2021, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Results of Operations

For the three months ended May 31, 2021

Three months Ended May 31, 2021

REVENUE	$120,520
COST OF SALES	18,860
GROSS PROFIT	101,660
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	225,460
OPERATING LOSS	(123,800)

OTHER INCOME (EXPENSE):
Interest expense	(23,274)
Total other income, net	(23,274)

LOSS BEFORE INCOME TAXES	(147,074)

Income tax expense	—

NET LOSS	$(147,074)

Net revenue for the three months ended May 31, 2021 was $120,520. During the three months ended May 31, 2021, we incurred selling, general, and administrative expenses of $225,460, which consisted mainly of consulting, legal, rent, marketing and advertising and accounting fees.

Net Loss

For the three months ended May 31, 2021 we incurred a net loss of $147,074. The net is attributable primarily to selling, general, and administrative expenses to professional fees as outlined above.

Liquidity and Capital Resources

As of the three months ended May 31, 2021, we have $2,247,992 in current assets and $3,332,448 in current liabilities. We had $2,047,567 cash on hand and our working capital deficit was $1,084,456.

Cash Flows:

	Three Months Ended	Year ended
	May 31, 2021	December 31, 2020

Cash Flows provided by Operating Activities	$71,488	$(150,719)
Cash Flows used in Investing Activities	(500,000)	(123,678)
Cash Flows Provided by Financing Activities	2,435,481	238,599
Net (decrease) increase in cash	$2,006,969	$(35,798)

Operating Activities

During the three months ended May 31, 2021, operating activities provided $71,488 of cash and cash equivalents, primarily resulting primarily from a net loss of $147,074, accounts receivable of $32,917 and accounts payable for trade and accrued expenses of $34,495, deferred revenues of $229,543, and depreciation and amortization of $6,134. offset by inventory of $85,027.

During the year ended December 31, 2020, operating activities used $150,719 of cash and cash equivalents, primarily resulting from a net loss of $374,178 offset by inventory of $171,474. There was significant non-cash activity that contributed to the net loss including depreciation and amortization of $24,323.

Investing Activities

During the three months ended May 31, 2021, investing activities consisted of $500,000 used as deposit for investment in D.S Raider LLC.

During the year ended December 31, 2020, investing activities used $123,678 of cash and cash equivalents, consisting primarily of purchases of property and equipment.

Financing Activities

During the three months ended May 31, 2021, financing activities provided $2,435,481 of cash and cash equivalents, which includes cash proceeds from notes payable of $2,394,680 and advances by founder of $58,748, offset by repayment of notes payable of $17,947.

During the year ended December 31, 2020, financing activities provided $238,599 of cash and cash equivalents, which includes cash proceeds from notes payable of $338,552 and advances by founder of $66,172.

For the years ended December 31, 2020 and December 31, 2019

	Years Ended,
	December 31, 2020	December 31, 2019

REVENUE	$493,110	$252,271
COST OF SALES	458,808	212,417
GROSS PROFIT	34,302	39,854
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	373,171	395,769
OPERATING LOSS	(338,869)	(355,915)

OTHER INCOME (EXPENSE):
Interest expense	(35,309)	—
Total other income, net	(35,309)	—

LOSS BEFORE INCOME TAXES	(374,178)	(355,915)

Income tax expense	—	—

NET LOSS	$(374,178)	$(355,915)

Net revenue for the year ended December 31, 2020 increased by $240,839 to $493,110 from $252,271 for the year ended December 31, 2019. For the year ended December 31, 2020, we incurred selling, general, and administrative expenses of $373,171, which consisted mainly consulting, legal, rent, marketing and advertising and accounting fees.

For the year ended December 31, 2019, we incurred selling, general, and administrative expenses of $395,769, which consisted mainly of consulting, legal, rent, marketing and advertising, accounting fees and startup expenses.

Net Loss

For the year ended December 31, 2020 we incurred a net loss of $374,178 as compared to a net loss of $355,915 in the year ended December 31, 2019. The net is attributable primarily to selling, general, and administrative expenses to professional fees as outlined above.

Liquidity and Capital Resources

As of December 31, 2020, we have $72,967 in current assets and $455,739 in current liabilities. We had $1,980 cash on hand and our working capital deficit was $382,772.

Cash Flows:

	Years ended,
	December 31, 2020	December 31, 2019

Cash Flows used in Operating Activities	$(150,719)	$(444,494)
Cash Flows used in Investing Activities	(123,678)	—
Cash Flows Provided by Financing Activities	238,599	482,272
Net (decrease) increase in cash	$(35,798)	$37,778

Operating Activities

During the year ended December 31, 2020, operating activities used $150,719 of cash and cash equivalents, primarily resulting from a net loss of $374,178 offset by inventory of $171,474. There was significant non-cash activity that contributed to the net loss including depreciation and amortization of $24,323.

During the year ended December 31, 2019, operating activities used $444,494 of cash and cash equivalents, primarily resulting from a net loss of $355,915 and inventory of $(239,616).

Investing Activities

During the year ended December 31, 2020, investing activities used $123,678 of cash and cash equivalents, consisting primarily of purchases of property and equipment.

During the year ended December 31, 2019, investing activities used no cash and cash equivalents.

Financing Activities

During the year ended December 31, 2020, financing activities provided $238,599 of cash and cash equivalents, which includes cash proceeds from notes payable of $338,552, offset by repayment of notes payable of $33,762, and advances by founder of $66,172.

During the year ended December 31, 2019, financing activities provided $482,271 of cash and cash equivalents, which consisted of $481,172 in advances by founder.

Going Concern and Management’s Liquidity Plans

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $374,178 for the year ended December 31, 2020 and a net loss of $147,074 for the period ended May 31, 2021. In addition, the Company has an accumulated deficit of $912,571 and a working capital deficit of $1,084,456 as of May 31, 2021.

The accompanying consolidated financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Anticipated Capital Requirements

We estimate that our capital requirements to implement our expansion plan over the next 18 months will be approximately $61,500,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities, expansion rollout, identification of suitable acquisition targets, and our ability to raise capital necessary to conduct the aforementioned activities. We further anticipate incurring additional costs and expenses for accounting, legal, and other miscellaneous fees relating to compliance with SEC requirements.

Description	Estimated Expenses
Legal, Accounting and Other Registration Expenses	$400,000
Costs Associated with Being a Public Company	600,000
Trade Shows and Travel	120,000
Rent	80,000
Advertising and Marketing	800,000
Staffing	2,000,000
General Working Capital	1,000,000
Cash Reserves	16,500,000
Business Acquisitions	40,000,000
Total	$61,500,000

Given that our cash needs are strongly driven by our growth requirements, we also intend to maintain a cash reserve for other risk contingencies that may arise.

We intend to meet our cash requirements for the next 18 months through the use of the cash we have on hand and through business operations, future equity financing, debt financing or other sources, which may result in further dilution in the equity ownership of our shares. Subsequent to year end, through September 3, 2021, we have raised $3,850,000 through private placements of our common stock, which funds have been advanced to D.S Raider in connection with our contemplated acquisition of D.S Raider.

On March 23, 2021, we entered into a Share Purchase Agreement (the GEM Purchase Agreement”) with GEM Global Yield LLC SCS, a company formed under the laws of Luxembourg, and its affiliate (together, “GEM”), pursuant to which EZ Global may, subject to certain conditions, issue and sell to GEM up to $50,000,000 of shares of EZ Global’s Common Stock (the “Aggregate Limit”) until the earliest of (i) 36 months from the effective date of the Merger; (ii) 36 months from the effective date of the GEM Purchase Agreement, or (iii) the date GEM has purchased the Aggregate Limit. Purchases and sales of shares shall be made by the delivery to GEM of draw down notices. The purchase price for the shares will equal 90% of the average closing price during the draw down pricing period. GEM has registration rights with respect to any shares purchased under the GEM Purchase Agreement. To date, we have not delivered and draw down notices to GEM, and there is no assurance that we will do so in the future.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K as of May 31, 2021 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations and Commitments

We did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our condensed consolidated financial statements for the years ended December 31, 2019 and December 31, 2020, and as of the period ended May 31, 2021, and are included elsewhere in this report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Pre-Merger

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 14, 2021, immediately prior to the Merger and the Offering, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below had sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership(2)
5% Stockholders
Global Equity Limited (3)	6,000,000	48.0%
Blackwell Partners LLC - Series A (4)	4,275,000	27.9%
Star V Partners LLC (5)	1,650,000	12.1%
Maso Capital Investments Limited (6)	1,575,000	11.6%
Peter L. Coker Jr.	975,000	7.8%
Europa Capital Investments LLC (7)	950,000	7.8%

Named Executive Officers and Directors
Elliot Mermel, President, Secretary, Treasurer, Director	769	*
All current directors and executive officers as a group (1 total)	769	*

*	Less than 1%

(1)	Unless otherwise indicated in the table, the shares were held directly by the beneficial owner and the address for each person named in the table is c/o EZRaider Co., 500 W. 5th Street, Suite 800, PMB #58, Winston Salem, NC 27101.

(2)	Applicable percentage ownership is based on 12,500,000 shares of Common Stock outstanding as of the Determination Date, together with securities exercisable or convertible into shares of Common Stock within 60 days after the Determination Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)	Michael R. Tyldesley and Ibrahima Thiam, the owners of Global Equity Limited (“Global”), have joint voting and investment power over the securities of the Company held by Global.

(4)	Includes 2,850,000 warrants held by Blackwell Partners LLC - Series A (“Blackwell”), which are currently exercisable. Manoj Jain is the authorized signatory of Blackwell and has sole voting and investment power over the securities of the Company held by Blackwell.

(5)	Includes 1,100,000 warrants held by Star V Partners LLC (“Star V”), which are currently exercisable. Manoj Jain is the authorized signatory of Star V and has sole voting and investment power over the securities of the Company held by Star V

(6)	Includes 1,050,000 warrants held by Maso Capital Investments Limited (“Maso”), which are currently exercisable. Manoj Jain is the authorized signatory of Maso and has sole voting and investment power over the securities of the Company held by Maso.

(7)	Peter Coker Sr. beneficially owns 50.0% in Europa Capital Investments LLC (“Europa”) and has sole voting and the sole and investment power over the shares directly owned by Europa.

Post-Merger

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of September 20, 2021 (the “Determination Date”), by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Merger, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership(2)
Named Executive Officers and Directors
Moshe Azarzar, Director, CEO, President, Treasurer, Secretary	24,042,263	58,4%
Yoav Tilan, Director	94,505
Elliot Mermel, Director	769
All current directors and executive officers as a group (3 persons)	24,137,537	58.63%

5% Stockholders
Global Equity Limited(3)	4,700,000	11.42%

*	Less than 1%

(1)	Unless otherwise indicated in the table, the shares are held directly by the beneficial owner and the address for each person named in the table is c/o EZRaider Co. 1303 Central Ave S, Unit D, Kent, WA 98032.

(2)	Applicable percentage ownership is based on 41,170,000 shares of Common Stock outstanding as of the Determination Date, together with securities exercisable or convertible into shares of Common Stock within 60 days after the Determination Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)	Michael R. Tyldesley and Ibrahima Thiam, the owners of Global Equity Limited (“Global”), have joint voting and investment power over the securities of the Company held by Global

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Merger:

NAME AND ADDRESS	AGE	POSITION(S)	DATE OF APPOINTMENT
Moshe Azarzar(1)	45	Chief Executive Officer, President and Director	September 14, 2021
Yoav Tilan (2)	49	Director	September 14, 2021
Elliot Mermel (3)	31	President, Treasurer, Secretary and Director	May 7, 2021

Our directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Biographies

Moshe Azarzar, 45, is the founder and CEO of EZRaider LLC, North American distributor of EZRaider products since August 2019. Mr. Azarzar is also the founder and CEO of EZRaider Global Inc. since February 2021. Mr. Azarzar has acted as the CEO and COO of Summit Clean Air LLC, an HVAC company operating in California and Washington since February 2013. From 2008 to 2012, Mr. Azarzar owned and managed three retail stores in the clothing, cosmetics, and motorcycle industry. From 2004-2007, Mr. Azarzar was owner and CEO of Tele Send during which time he was the first in Israel to build an IVR system for the Israeli media. From 1999 to 2007, Mr. Azarzar was the general manager and owner of 4 bars and restaurants in Israel (Joeys Bar, Deca Dance, Edmond and Dbar). Prior to 1999, Mr. Azarzar served in the Israeli special forces. Mr. Azarzar holds a bachelor degree in International Relationships from the University of Tel Aviv.

Yoav E Tilan, 49, joined the EZRaider LLC operation on July 1st 2021 as Chief Operating Officer. Prior to this role he served as Program Manager at Mistral Inc.  from August 2018 through June 2021. During this time, he has managed several product lines, acted as plant manager of the manufacturing facility and directed multiple operations supporting government and commercial contracts. Prior to August 2018, Mr. Tilan served a total of 26 years in the Israeli Defense Force (IDF) officially concluding his service October 2018 as a full colonel.  His last position in the IDF was Operation officer (J3) for the Northern Corps. Prior to that he had served a total of 3 years as Tank Brigade commander and a total of 6 years as Battalion commander.

Elliot Mermel, 31, has served as Managing Member for Benzions, LLC, a business consulting company, since April 2020. He founded Titan Biologics, LLC, a biotech company, in August 2016, where he serves as Chief Executive Officer. Mr. Mermel also served as a Business Development Consultant for Beanstalk Agriculture LLC, a novel fertilizer company, from January 2020 through July 2020. Mr. Mermel was also the Co-Founder and Chief Operating Officer of Airmyth Supply Company, a logistics, supply chain and IP holding company, from March 2017 through February 2020. Prior to this, Mr. Mermel was the Founder and Chief Executive Officer of Coalo Valley Farms, LLC, a researcher of vertical farming technologies and producer of alternative protein, between January 2015 and March 2017. Before this, he was a Founding Member of Faircliff AB, an artificial intelligence company in Stockholm, Sweden, from November 2012 through November 2014. Mr. Mermel holds a Bachelor of Arts Degree in Business Medicine from Colby College located in Waterville, ME, which he received in 2012, and a Master of Science Degree in Bioentrepreneurship, which he received from The Karolinska Institute in Stockholm, Sweden in 2014.

Code of Ethics

In January 2012, we adopted a Code of Ethics that applies to our officers, directors and employees. A written copy of the Code was filed with the SEC on March 21, 2012 as part of our Registration Statement on Form S-1 and is incorporated by reference hereto as Exhibit 14.1. A copy of our Code of Ethics will be provided to any person requesting same without charge.

Board Committees

The Company currently has not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. The Board of Directors has at this time not determined whether any director is an “audit committee financial expert” within the meaning of Item 407(d)(5) for SEC regulation S-K.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts strategic planning and review sessions during the year that include a discussion and analysis of the risks facing us.

Director Independence

Our board of directors currently consists of three members, none of whom are independent. We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Diversity

Upon consummation of the Merger, the board of directors will review, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;

●	ethics and values;

●	experience in the industries in which we compete;

●	experience as a director or executive officer of another publicly held company;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	conflicts of interest; and

●	practical business judgment.

Family Relationships

There are no family relationships among our Directors or executive officers.

Significant Employees

While the Company has engaged various consultants, other than management, we currently have no significant employees.

EXECUTIVE COMPENSATION

The following table shows for the period ended February 28, 2021 and February 29, 2020, the compensation awarded (earned) or paid by the Company to its named executive officer or the person acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John D. Rollo President, Secretary, Treasurer and Director(1)	2021	$3,500	—	—	—	—	—	—	$3,500

Peter de Svastich	2021	—	—	—	—	—	—	—	—
Secretary, Treasurer and Director(2)	2020	—	—	—	—	—	—	—	—

Moshe Azarzar Chief Executive Officer(3)	2021	—	—	—	—	—	—	—	—

(1)	On September 25, 2020, John D. Rollo was appointed as the Company’s President, Treasurer and Secretary, and as the sole member of the Company’s Board, effective immediately upon the resignations by Peter de Svastich on September 25, 2020. On May 7, 2021, Mr. Rollo resigned from all positions he held with the Company.

(2)	On September 25, 2020, Mr. de Svastich submitted his resignation letter, in which he resigned from all offices of the Company he held.

(3)	Reflects compensation received from EZ Global.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Compensation of Directors

Our directors are not compensated by us for acting as such. There are no arrangements pursuant to which our sole director is or will be compensated in the future for any services provided as a director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We do not currently have employment agreements with any of our executive officers, but we expect to enter into an employment agreement with them in the future.  There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Mermel that would result from the resignation, retirement or any other termination.

There are no arrangements for officers, employees or consultants that would result from a change-in-control.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions.  The board of directors as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000.00 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

The descriptions set forth above under the captions “The Merger and Related Transactions-Merger Agreement” “-” and “Executive Compensation” and “-Director Compensation” and below under “Description of Securities” are incorporated herein by reference.

Except as disclosed below, since the beginning of the fiscal year preceding the last fiscal year none of the following persons has had any direct or indirect material interest in any transaction to which our Company was or is a party, or in any proposed transaction to which our Company proposes to be a party:

●	any Director or officer of our Company;

●	any proposed Director of officer of our Company;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 5 percent of the voting rights attached to our Common Stock; or

●	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

EZRaider Co.

During the year ended February 28, 2021 and February 29, 2020, our former controlling shareholder advanced $42,463and $41,353, respectively, to the Company. On September 25, 2020, the Company paid this related party $252,750 in full settlement of the outstanding advances, and the related party simultaneously forgave the remaining debt in the amount of $194,701. Since the settlement occurred with a related party, the amount was credited to additional paid-in capital. Additionally, on October 14, 2020, in a private transaction, the former controlling stockholder of the Company sold 6,000,000 shares of the Company’s common stock to a third party. As a result of the sale, and the simultaneous cancellation of 3,000,000 shares owned by another stockholder, there was a change in control of the Company.

During 2021, the former controlling stockholder of the Company contributed $2,500.

Operating Lease Agreement – Related Party

On September 25, 2020, the Company entered into a one-year operating lease with a family member of a significant stockholder for its office space at a monthly rate of $250. The lease agreement can be terminated by either party at any time, with 30 days written notice.

For the years ended February 28, 2021 and February 29, 2020, the Company recorded rent expense of $1,250 and $0, respectively, which is included as a component of general and administrative expenses on the accompanying consolidated statements of operations.

Consulting Agreement – Related Party

For the years ended February 28, 2021 and February 29, 2020, the Company recorded consulting fee expense of $12,500 and $0, respectively, which is included on the accompanying consolidated statements of operations.

Notes Payable and Accrued Interest – Related Parties

In addition, on September 25, 2020, the Company received the $255,000 Loan from Peter L. Coker, Sr., a related party To evidence the $255,000 Loan, the Company issued the Coker Note to Mr. Coker, with a maturity date of September 25, 2021. Interest on the Coker Note accrued on the principal amount at the rate of eight percent (8%) per annum, payable on a quarterly basis, in the amount of $5,100 per quarter, on the following dates: December 25, 2020, March 25, 2021, June 25, 2021 and September 25, 2021. The Company was entitled to prepay any amounts due under the Coker Note without penalty or premium. On December 25, 2020, the Company made an interest payment of $5,100.00, and on March 25, 2021, the Company made an interest payment of $5,100. On April 14, 2021, the Company repaid $255,000 principal amount of the Coker Note, plus $1,117.81 in interest.

On November 25, 2020, the Company received the $150,000 Loan from Hometown, a related party. To evidence the $150,000 Loan, the Company issued the Hometown Note to Hometown, with a maturity date of November 25, 2021. Interest on the Hometown Note accrued on the principal amount at the rate of six percent (6%) per annum, payable on a quarterly basis, in the amount of $2,250 per quarter, on the following dates: February 25, 2021, May 25, 2021, August 25, 2021 and November 25, 2021. The Company was entitled to prepay any amounts due under the Hometown Note without penalty or premium. On February 25, 2020, the Company made an interest payment of $2,250.  On April 14, 2021, the Company repaid $150,000 principal amount of the Hometown Note, plus $1,183.56 in interest.

EZ Global

Since inception and during 2020, Moshe Azarzar, the founder of EZ Raider LLC and our current Chief Executive Officer, President, Secretary and Treasurer, has advanced $416,200 and $482,172 to fund operations of EZ Raider LLC as of December 31, 2020 and 2019.

EZ Raider LLC owes $137,700 to a party affiliated with the founder for a sale that was paid for but did not close during the year ended December 31, 2020. The amount is expected to be repaid during the year ended December 31, 2021.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTC Pink marketplace of OTC Markets Group, Inc., an inter-dealer quotation system, under the symbol “EWST”. However, there is currently only a limited trading market for our Common Stock and there is no assurance that a regular trading market will ever develop. In connection with the change of the Company’s name to “EZRaider Co.” in the state of Florida, the Company has submitted to FINRA a voluntary request for the change of the Company’s trading symbol. We are awaiting the notification from FINRA regarding completion of its review of the Name Change and when the new trading symbol will be declared effective in the market.

Holders

As of September 20, 2021, there were 44 holders of record of our Common Stock, based on information provided by our transfer agent.

Dividends

To date, we have not paid dividends on shares of our Common Stock and we do not expect to declare or pay dividends on shares of our Common Stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not presently maintain any equity compensation plans and have not maintained any such plans since our inception.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Shares Eligible for Future Sale

Prior to the Merger, there has been a very limited public market for our Common Stock. Future sales of our Common Stock, including shares issued upon the exercise of outstanding options or warrants, in the public market after the Merger, or the perception that those sales may occur, could cause the prevailing price for our Common Stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our Common Stock will be available for sale in the public market for a period of several months after consummation of the Merger due to contractual and legal restrictions on resale described below. Future sales of our Common Stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our Common Stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Upon the completion of the Offering and the Merger, we had 41,170,000 shares of Common Stock outstanding, of which our directors and executive officers beneficially own 24,137,537 shares. No shares issued in connection with the Merger can be publicly sold under Rule 144 promulgated under the Securities Act until 12 months after the date of filing this Current Report on Form 8-K.

Sale of Restricted Shares

All of the shares of Common Stock outstanding upon completion of the Offering will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 250,000,000 shares of Common Stock. As of the date of this Report, we had 41,170,000 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Options

We have not issued any stock options to purchase shares of our Common Stock.

Warrants

We have outstanding warrants to purchase an aggregate of 5,100,000 shares of our Common Stock, including (i) warrants to purchase an aggregate of 5,000,000 at an exercise price of $4.50 per share, which expire on January 31, 2023, and held by certain warrantholders, and (ii) the warrant to purchase an aggregate of 100,000 shares of our Common Stock, at the exercise price $2.50, issued to a consultant pursuant to the Consulting Agreement entered between the Company and the consultant on September 14, 2021.

Other Convertible Securities

We have an outstanding 8% convertible note (the “Convertible Note”) in the principal amount of $500,000 issued by EZ Raider LLC on January 8, 2021 to one investor, secured by a first priority interest on all the assets of EZ Raider LLC. The current outstanding amount under the Convertible Note is $525,863.01.

As of September 20, 2021, other than the securities described above, the Company does not have any outstanding convertible securities.

Special Stockholder Meetings

Our certificate of incorporation bylaws provide that a special meeting of stockholders may be called only by the majority of our board of directors.

Limitations of Liability and Indemnification Matters

Title XXXVI, Chapter 607, of the Florida Statutes permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation. Neither our Articles of Incorporation or Bylaws have separate provision for indemnification of directors, officers, or control persons.

We do not currently have directors’ and officers’ liability insurance.

Transfer Agent

The transfer agent for our Continental Stock Transfer & Trust, Co.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The Offering

The information regarding the Offering set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets-The Merger and Related Transactions-The Offering” and “Description of Securities” is incorporated in this Item 3.02 by reference.

Securities Issued by the Company in Connection with the Merger

On September 14, 2021, pursuant to the terms of the Merger Agreement, all of the shares of stock of EZ Global were exchanged for 28,550,000 restricted shares of our Common Stock. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

In connection with the Merger, we issued 100,000 shares of our Common Stock, and a five-year warrant to purchase 100,000 additional shares of our Common Stock, at the exercise price $2.50, to a consultant pursuant to the Consulting Agreement entered between the Company and the consultant.

Sales of Unregistered Securities of EZ Global

On November 10, 2020, EZ Global issued 1,000,000 common stock shares to its founder at par value.

On July 11, 2021, EZ Global issued 154,000 restricted common stock shares to eleven parties in exchange for services rendered to the Company at cost basis of $0.001.

On July 11, 2021, pursuant to the Share Exchange Agreement, EZ Global acquired One Hundred Percent (100%) the issued and outstanding equity interest of EZ Raider LLC from its members and in exchange for an aggregate of 10,000,000 shares of restricted common stock of EZ Global. In connection with the closing of the Share Exchange, Moshe Azarzar agreed to cancel 1,000,000 shares he owned in EZ Global prior to closing.

On September 1, 2021, EZ Global issued an aggregate of an aggregate 249,180 restricted shares of the Company's common stock upon conversion of three respective promissory notes dated January 18, 2021, January 25, 2021, and June 1, 2021 in the total aggregate amount of $414,857.53.

On September 13, 2021, the Company entered and closed on subscription agreements with two investors for an aggregate 281,250 common stock shares at $1.60 per share.

These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information contained in Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated in this Item 3.03 by reference.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

The information regarding change of control of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets-The Merger and Related Transactions” is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets-The Merger and Related Transactions” is incorporated herein by reference.

For information regarding the terms of employment of our newly appointed executive officers, see “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K, which description is incorporated in this Item 5.02 by reference. For certain biographical, related party and other information regarding our newly appointed executive officers, see the disclosure under the headings “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated this Item 5.02 by reference.

For information about compensation to our directors see “Directors, Executive Officers, Promoters and Control Persons-Director Compensation” in Item 2.01 of this Current Report on Form 8-K, which description is incorporated in this Item 5.02 by reference.

There are no arrangements or understandings pursuant to which any of our current directors was appointed as a director. For certain biographical, related party and other information regarding our newly appointed directors, see the disclosure under the headings “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated in this Item 5.02 by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

As previously reported on the Current Report on Form 8-K, dated September 3, 2021, on August 30, 2021, the holders of 6,975,000 shares of the Company’s Common Stock, representing approximately 55.8% of the Company’s voting equity, approved by written consent, in accordance with the applicable provisions of Florida law, the execution and filing of Articles of Amendment to the Articles of Incorporation of the Company with the Florida Secretary of State, to effect the change of the Company’s name from “E-Waste Corp.” to “EZRaider Co.” (the “Name Change”). On August 30, 2021, the Company filed the Amendment with the Florida Secretary of State, which became effective on September 3, 2021.”

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the consummation of the Merger we believe that we are no longer a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The information regarding the Amendment set forth in Item 5.03 above regarding the approval of the Amendment by written consent of a majority of the Company’s shareholders is incorporated herein by reference.

As previously reported on the Current Report on Form 8-K, dated September 3, 2021, on August 28, 2021, stockholders holding a majority of the issued and outstanding shares of our Common Stock (the “Majority Stockholders”) authorized and approved, by written consent in lieu of meeting, the change of the Company’s name to “EZRaider Co.” and the Articles of the Amendment to the Company’s Articles of Incorporation. On September 3, 2021, the Amendment to the Articles of Incorporation became effective.

On September 14, 2021, the Majority Stockholders authorized and approved, by written consent, the Merger Agreement and all transactions and agreements contemplated thereby, including the Merger Agreement and the consummation of the Merger.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the audited financial statements of EZ Raider LLC from inception and for the fiscal year ended December 31, 2020 with and the accompanying notes and the unaudited financial statements of EZ Global and EZ Raider LLC for the five months ended May 31, 2021 with the accompanying notes are included in this Current Report attached as exhibit 99.1.

(b)

Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited pro forma condensed combined financial statements for the fiscal year ended February 28, 2021 and as of and for the five months ended May 31, 2021 are included in this Current Report attached as exhibit 99.1.

(d)

Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of September 14, 2021, by and among the Company, E-Waste Acquisition Corp. and EZRaider Global, Inc.

3.1	Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1, dated January 26, 2012 (File No. 333-180251)

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, dated January 26, 2012 (File No. 333-180251)

3.3	Articles of Amendment to Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated September 3, 2021)

4.1*	Promissory Note issued by EZ Raider LLC to Konrad Koss in the principal amount of $200,000 dated March 12, 2020

4.2*	Amendment No.1 to Promissory Note issued to Konrad Koss, dated July 11, 2021

4.3*	Secured Convertible Promissory Note issued by EZ Raider LLC to Cooper Dubois, dated January 8, 2021

4.4	Form of Warrant, dated April 12, 2021 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, dated April 16, 2021)

10.1*	Authorized Exclusive Distribution Agreement by and between D.S Raider Ltd and EZ Raider LLC, dated September 12, 2019

10.2*	Renewal to the Authorized Exclusive Distribution Agreement, dated September 2, 2021

10.3*	Share Purchase Agreement by and between D.S. Raider Ltd and EZRaider Global, Inc. dated February 10, 2021

10.4*	First Extension Letter-Agreement to the Share Purchase Agreement by and between DS Raider Ltd. and EZRaider Global, Inc., dated March 30, 2021

10.5*	Second Extension Letter-Agreement to the Share Purchase Agreement between D.S Raider Ltd. and EZRaider Global, Inc., dated August 31, 2021

10.6*	Purchase Agreement between EZRaider Global, Inc. and EZRaider Hawaii dated August 16, 2021

10.7*	Form of Subscription Agreement between the Registrant and the investors party thereto dated September 14, 2021

10.8*	Share Exchange Agreement by and between EZRaider Global, Inc. and EZ Raider LLC dated July 11, 2021

10.9*	Share Purchase Agreement by and among EZRaider Global, Inc., GEM Global Yield LLC and GEM Yield Bahamas Limited dated March 23, 2021

10.10*	Registration Rights Agreement dated March 23, 2021

10.11	Letter of Intent, by and among the Registrant, EZ Global, Inc. and EZ Raider LLC, dated as of May 25, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated June 1, 2021)

10.12	Side Letter-Agreement, by and among the Registrant, EZ Global, Inc. and EZ Raider LLC, dated as of May 25, 2021 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, dated June 1, 2021)

10.13	Form of Subscription Agreement by the Registrant and investors party thereto, dated April 12, 2021 (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, dated April 16, 2021)

14.1	Registrant’s Code of Ethics (incorporated by reference to Exhibit 14.1 to the Registrant’s Registration Statement on Form S-1, dated January 26, 2012)

99.1*	Financial Statements of Businesses Acquired and Pro Forma Financial Information

101.INS**	XBRL Instance Document
101.SCH**	XBRL Schema Document
101.CAL**	XBRL Calculation Linkbase Document
101.LAB**	XBRL Label Linkbase Document
101.PRE**	XBRL Presentation Linkbase Document
101.DEF**	XBRL Definition Linkbase Document

* Filed herewith.

** To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 20, 2021	By:	/s/ Moshe Azarzar
		Name:	Moshe Azarzar
		Title:	Chief Executive Officer, President, Treasurer and Secretary
(Principal Executive Officer and Principal Financial Officer)